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                                                                   EXHIBIT 99.12

                   MINUTES OF FIRST AND ORGANIZATIONAL MEETING
                          OF THE BOARD OF DIRECTORS OF
                                  CYCO.NET, INC


         PLACE; ATTENDANCE. The board of directors held its first and organizational meeting at the following place and time:

         Address:    901 Rio Grande Blvd. NW, Suite G-250
         City:       Albuquerque
         Date:       April 1, 1999
         Time:       10:00 a.m.

         The following directors were present:       Richard A. Urrea

         The following directors were absent:        None.

         Also present at the meeting were:           Daniel Urrea

         The following persons officiated at the meeting:

                  Chairman of meeting:      Richard A. Urrea
                  Secretary of meeting:     Daniel Urrea

         WAIVER OF NOTICE. The chairman presented the written waiver of notice and consent to the holding of the first and organizational meeting of directors signed by each director of the corporation, and instructed the secretary to make it a part of the record of the meeting, to be inserted in the minute book immediately preceding these minutes.

         FILING OF ARTICLES. The chairman announced that the Articles of Incorporation were filed with the New Mexico State Corporation Commission and the corporation was incorporated on the following date: January 25, 1999.

         The chairman directed the secretary to insert the Certificate of Incorporation in the corporation's minute book.

         REGISTERED AGENT FOR SERVICE OF PROCESS. The chairman informed the board that a registered agent for service of process in New Mexico had been designated in the Articles of Incorporation filed with the New Mexico State Corporation Commission. After discussion, and on motion duly made, seconded, and unanimously carried, the following resolutions were adopted:

         RESOLVED, that the following person is approved as this corporation's registered agent for service of process in New Mexico: Richard A. Urrea


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         RESOLVED FURTHER, that the secretary shall keep the New Mexico State
Corporation Commission properly informed as to any changes in the corporation's registered agent for service of process.

         CORPORATE RECORDS. A proposed book for the corporate records was presented to the meeting by the secretary. On motion duly made, seconded, and unanimously carried, the following resolution was adopted:

         RESOLVED, that the book for corporate records presented to the meeting be approved and adopted for use in keeping the permanent records of the corporation, including the keeping of the original minutes of the meetings of shareholders and directors of the corporation.

         APPROVAL OF BYLAWS. The chairman next presented a copy of the corporation's proposed bylaws, as recommended by the corporation's attorneys. The board reviewed the general provisions of the bylaws, and a discussion followed regarding the number of directors to serve on the board. On motion duly made, seconded, and unanimously carried, the following resolutions were adopted:

         RESOLVED, that the proposed bylaws of this corporation are approved and adopted; and

         RESOLVED FURTHER, that the secretary of this corporation is authorized and directed to execute a certificate of the adoption of the bylaws, to insert a copy of the bylaws as certified in the minute book of this corporation, and to cause a copy of the bylaws, as they may be amended from time to time, to be kept and maintained in the principal executive office of this corporation; and

         RESOLVED FURTHER, that the directors of the corporation shall be one in number.

         ELECTION OF OFFICERS. The board then proceeded to elect officers of the corporation as follows:

         President & CEO:           Richard A. Urrea
         Secretary:                 Daniel Urrea
         Treasurer:                 Daniel Urrea
         Chairman of the Board:     Richard A. Urrea

         ADOPTION OF CORPORATE SEAL. The chairman presented to the board for its approval a proposed seal of the corporation. On motion duly made, seconded, and unanimously carried, the following resolutions were adopted:

         RESOLVED, that the corporate seal presented to the board is adopted as the seal of this corporation; and


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         RESOLVED FURTHER, that the secretary is directed to affix an impression of the corporate seal of this corporation to the minutes of this meeting in the margin beside this resolution.

         ADOPTION OF SHARE CERTIFICATE FORM. The chairman then presented to the board of directors for its approval a proposed form of share certificate for the corporation. On motion duly made, seconded, and unanimously carried, the following resolution was adopted:

         RESOLVED, that the form of share certificate presented to the board is adopted for use by this corporation, and the secretary is directed to insert a specimen copy of the share certificate in the corporation's minute book immediately following the minutes of this meeting.

         ACCOUNTING PERIOD. The chairman informed the board that the accounting year should be fixed for the corporation. After discussion, and on motion duly made, seconded, and unanimously carried, the following resolutions were adopted:

         RESOLVED, that the first fiscal year of this corporation shall commence on its date of incorporation as set forth above, and shall end on the following date: December 31, 1999.

         RESOLVED FURTHER, that each subsequent fiscal year of this corporation shall end on the day and month set forth above, in the respective year.

         PRINCIPAL EXECUTIVE OFFICE: On motion duly made, seconded, and unanimously carried, the following resolution was adopted:

         RESOLVED, that this corporation's principal executive office shall be located in New Mexico at the following address: 901 Rio Grande Blvd. NW, Suite G-250, Albuquerque, NM 87104.

         FIRST REPORT. The chairman advised the board that the corporation must file its "Profit First Report" with the New Mexico State Corporation Commission within 30 days after the date of filing of its Articles of Incorporation.

         On motion duly made, seconded, and unanimously carried, the following resolutions were adopted:

         RESOLVED that the secretary of this corporation is authorized and directed to prepare the "Profit First Report" and submit it to the New Mexico State Corporation Commission for filing; and

         RESOLVED FURTHER, that the secretary of this corporation is directed to insert a copy of that "Profit First Report" in the minute book following the minutes of this meeting.

         BANK ACCOUNTS; EMPLOYMENT TAXES TRUST FUND. The chairman informed the board that it would be necessary to establish one or more bank accounts for the corporation and to select a depository for the corporation's employment taxes trust funds. The board was


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also informed that an SS-4 form had been submitted to the Internal Revenue
Service applying for an employer identification number.

         On motion duly made, seconded, and unanimously carried, the following resolutions were adopted:

         RESOLVED, that this corporation shall establish one or more deposit accounts in its name at the banking institution named below, that the corporation's president and secretary shall act on behalf of the corporation in establishing such an account or accounts on terms and conditions as agreed on with the bank, and that the corporation's employment taxes trust fund shall be deposited in an account at that bank, as follows: Western Bank.

         RESOLVED FURTHER, that the president and secretary acting together, are authorized to designate as depositories of this corporation's funds one or more other banks, trust companies, or other financial institutions, and to open, keep, and close general and special accounts in such depositories.

         RESOLVED FURTHER, that any officer of the corporation is authorized to endorse checks, drafts, or other evidences of indebtedness made payable to the corporation, but only for the purpose of deposit; and

         RESOLVED FURTHER, that all checks, drafts, and other instruments obligating the corporation to pay money, including instruments payable to officers or other persons authorized to sign them, shall be signed on the corporation's behalf by any 1 or 2 of the corporate officers, as follows:
President, Secretary, or Treasurer.

         RESOLVED FURTHER, that the standard form of corporate resolution for opening a corporate account required by the bank referred to above is adopted as the resolution of the board of directors, and the secretary is directed to obtain the necessary signatures, execute the necessary certifications, and take such steps as needed to open the account. The secretary is further directed to insert a copy of any such executed form in the minute book as part of the minutes of this meeting.

         CONTRACTS. The chairman informed the board that it would be necessary for the corporation to enter into agreements from time to time.

         On motion duly made, seconded, and unanimously carried, the following resolutions were adopted:

         RESOLVED, that the President of the organization is hereby authorized to enter into agreements and undertakings which obligate the corporation to pay $10,000 or less, including but not limited to, contracts, leases of real and personal property, management agreements, subordination, attornment and non-disturbance agreements, and as security for any such agreement to pledge, hypothecate, sign, transfer, endorse, and transfer any and all property of any description, real or personal, and to sign security agreements.


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         RESOLVED, that all written agreements and undertakings including, but not limited to, contracts, leases, management agreements, subordination, attornment and nondisturbance agreements, and security instruments, shall be signed on the corporation's behalf by any two of its corporate officers as follows: President and Secretary or Treasurer.

         EXPENSES OF INCORPORATION. The chairman recommended that the corporation authorize payment of incorporation expenses and that such expenses be amortized over a period of 60 months, in accordance with Section 248 of the Internal Revenue Code. After discussion, on motion duly made, seconded, and unanimously carried, the following resolutions were adopted:

         RESOLVED, that the Treasurer is authorized and directed to pay the expenses of incorporation and organization and to reimburse any persons who advanced funds to the corporation for this purpose, as stated in the oral and written reports presented to this meeting.

         RESOLVED FURTHER, that starting with the month in which the corporation commences business, the corporation shall amortize organizational expenditures ratably over a period of 60 months, in accordance with Section 248 of the Internal Revenue Code.

         ISSUANCE OF SHARES. The board next discussed the issuance of shares, and on motion duly made, seconded, and unanimously carried, the following resolutions were adopted:


         RESOLVED, that the corporation issue and sell shares of its authorized stock to the following persons, in the number of shares and for the consideration listed below:

         (a)      Shareholder name:         Richard A. Urrea
                  Class of shares:          Common
                  Number of shares:         12,000
                  Cash consideration:       $0.00
                  Noncash consideration:    Services
                  Its fair market value:    N/A

         (b)      Shareholder name:         Francisco Urrea Jr.
                  Class of shares:          Common
                  Number of shares:         12,000
                  Cash consideration:       $0.00
                  Noncash consideration:    Services
                  Its fair market value:    N/A

         (c)      Shareholder name:         Daniel R. Urrea
                  Class of shares:          Common
                  Number of shares:         12,000
                  Cash consideration:       $0.00
                  Noncash consideration:    Services
                  Its fair market value:    N/A


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         (d)      Shareholder name:         MAU, LLC
                                            (Matthew Urrea, Member)
                  Class of shares:          Common
                  Number of shares:         12,000
                  Cash consideration:       $0.00
                  Noncash consideration:    Services
                  Its fair market value:    N/A

         (e)      Shareholder name:         Nunzio P. DeSantis Family Trust
                  Class of shares:          Common
                  Number of shares:         12,000
                  Cash consideration:       $0.00
                  Noncash consideration:    Services
                  Its fair market value:    N/A

         (f)      Shareholder name:         Brent Wolford
                  Class of shares:          Common
                  Number of shares:         10,000
                  Cash consideration:       $0.00
                  Noncash consideration:    Services
                  Its fair market value:    N/A

         (g)      Shareholder name:         Francisco Urrea III
                  Class of shares:          Common
                  Number of shares:         2,000
                  Cash consideration:       $0.00
                  Noncash consideration:    Services
                  Its fair market value:    N/A


         RESOLVED FURTHER, that the officers of the corporation are authorized, empowered, and directed to take all actions that may be necessary and proper for this corporation to issue and sell the above-listed shares to the persons named, in accordance with applicable laws, and that those actions shall include, where necessary: (a) doing all acts that may be necessary under the federal securities laws and the securities laws of any other state; and (b) doing all acts necessary to expedite these transactions or conform them, or any of them, to the requirements of any applicable law, ruling, or regulation.

         RESOLVED FURTHER, that each of the officers of this corporation be and each hereby is authorized and directed to execute all documents and to take any other action necessary or advisable to carry out the purposes of this resolution.

         ADJOURNMENT. There being no further business, on motion duly made, seconded, and unanimously carried, the meeting was adjourned.


                               Daniel R. Urrea, Secretary of the Meeting
Approved:


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                       [SEAL OF THE STATE OF NEW MEXICO]

                                  OFFICE OF THE
                          PUBLIC REGULATION COMMISSION

                            CERTIFICATE OF AMENDMENT

                                       OF

                                 CYCO.NET INC.

                                    3181096

    The Public Regulation Commission certifies that duplicate originals of the Articles of Amendment attached hereto, duly signed and verified pursuant to the provisions of the
                              BUSINESS CORPORATION ACT
                          (53-11-1 to 53-18-12 NMSA 1978)
have been received by it and are found to conform to law.

         ACCORDINGLY, BY VIRTUE OF THE AUTHORITY VESTED IN IT BY LAW, THE
PUBLIC REGULATION COMMISSION ISSUES THIS CERTIFICATE ! OF AMENDMENT AND ATTACHES HERETO A DUPLICATE ORIGINAL OF THE ! ARTICLES OF AMENDMENT.

DATED:

           MAY 20, 1999

                                    In testimony whereof, the State Public
                                    Regulation Commission of the State or New
                                    Mexico I caused this certificate to be
                                    signed by its Chairman and the Seal of Said commission to be affixed at the City of Santa Fe





                                         ------------------------------
                                                  CHAIRMAN

                                         ------------------------------
                                                 BUREAU CHIEF


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                             ARTICLES OF AMENDMENT

                                     TO THE

                          ARTICLES OF INCORPORATION OF

                                 CYCO.NET INC.

--------------------------------------------------------------------------------
    PURSUANT TO THE PROVISIONS OF SECTION 53-13-4 OF THE NEW MEXICO STATUTES
                              ANNOTATED, THE...


undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is CYCO.NET INC.

         SECOND: The following Amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on May 17, 1999 in the manner prescribed by the New Mexico Business Corporation Act:


                 ARTICLE V IS DELETED AND REPLACED WITH THE FOLLOWING NEW
ARTICLE V:

                                   "ARTICLE V

         The aggregate number of shares which the corporation shall have authority to issue is Ten Million (10,000,000) shares of common stock without par value."

         THIRD: The number of shares of the corporation outstanding at the time of such adoption of the Amendments was 52,000. The number of shares entitled to vote thereon was 52,000.

         FOURTH: The number of shares voting for such Amendments was 52,000. The number of shares voting against such Amendments was 0.


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DATED: May 19,1999

                                          CYCO.NET INC.

                                          Richard A. Urrea, President

                                  VERIFICATION

         Under penalty of perjury, I declare that the foregoing document was executed by the President and Secretary of CYCO.NET INC. and that the statements contained therein are true and correct to the best of my knowledge.




                                                        /s/ DANIEL URREA
                                                        Secretary

\Cyco.Net Inc \Articles of Amendment

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                                  Cyco.Net Inc.

                         Unanimous Consent of Directors

The undersigned. sole director of Cyco.Net. Inc. a New Mexico Corporation hereby adopts confirms and approves the following resolutions:

         RESOLVED: that the corporation, in conjunction with the increased capitalization of the company from 100,000 authorized shares to 10,000,000 authorized shares, authorize the following increase in shares of its authorized stock to the following persons, by the number of shares listed below:

         Richard A. Urrea          1,200 shares increased to 1,200,000

         Francisco Urrea Jr.       1,200 shares increased TO 1,200,000

         Daniel R. Urrea           1,200 shares increased TO 1,200,000

         Matthew Urrea (MAU LLC)   1,200 shares increased to 1,200,000

         NUNZIO P. DESANTIS 1,200 SHARES INCREASED TO 1,200,000 (NUNZIO P, DESANTIS FAMILY TRUST)

         Brent Wolford             1,000 shares increased to 1 ,000,000

         Trey Urrea                200 shares increased to 200,000

         RESOLVED FURTHER: that the officers of the corporation be an hereby are authorized to do all things necessary to issue such shares and register such person as the owner of such shares on the books of the corporation.

Dated:   5-20-99
       ------------


RICHARD A. URREA

SOLE DIRECTOR